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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 14, 2007, relating to the financial statements and financial highlights which appears in the December 31, 2006 Annual Report to Shareholders of AIM V.I. Basic Balanced Fund, AIM V.I. Basic Value Fund, AIM V.I. Capital Appreciation, AIM V.I. Capital Development, AIM V.I. Core Equity Fund, AIM V.I. Diversified Income Fund, AIM V.I. Government Securities Fund, AIM V.I. High Yield Fund, AIM V.I. International Growth Fund, AIM V.I. Large Cap Growth Fund, AIM V.I. Mid Cap Core Equity Fund, AIM V.I. Money Market Fund, AIM V.I. Small Cap Equity Fund, AIM V.I. Dynamics Fund, AIM V.I. Financial Services Fund, AIM V.I. Global Health Care Fund, AIM V.I. Global Real Estate Fund, AIM V.I. Leisure Fund, AIM V.I. Technology Fund and AIM V.I. Utilities Fund, 20 of the funds constituting AIM Variable Insurance Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Other Service Providers", and "Examples of Persons to Whom AIM Provides Non-Public Portfolio Holdings on an Ongoing Basis" in such Registration Statement.


PricewaterhouseCoopers LLP
Houston, Texas
April 25, 2007